Exhibit 23.2


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                        Independent Accountants' Consent


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                              ACCOUNTANTS' CONSENT



We have issued our report dated June 17, 2002, accompanying the consolidated financial statements of Wayne Savings Bancshares, Inc. which is incorporated within the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 (333-41479).


/s/ Grant Thornton LLP

Cincinnati, Ohio
June 4, 2003